EXHIBIT 4.3

                        TRUST CONVEYANCE



                    Dated February 28, 1989



                            Between


                    THE STANDARD OIL COMPANY
                          ("Grantor")


                              and


                  BP PRUDHOE BAY ROYALTY TRUST
                          ("Grantee")



RECORD THIS INSTRUMENT IN THE BARROW RECORDING DISTRICT.

THE STANDARD OIL COMPANY is known in Alaska as SOCO INC.; please index both of these names in the Grantor Index. BP PRUDHOE BAY ROYALTY TRUST should be indexed in the Grantee Index.

THE LANDS AFFECTED BY THIS INSTRUMENT ARE DESCRIBED IN EXHIBIT A ATTACHED
    HERETO.

ADDRESSES OF THE PARTIES TO THIS INSTRUMENT ARE SET FORTH IN SECTION 4.2 OF
    THIS INSTRUMENT.

RETURN THIS INSTRUMENT TO:  GUESS & RUDD
                            510 L Street, Suite 700
                            Anchorage, Alaska 99501
                            Attn: Joseph J. Perkins, Jr.

                        TRUST CONVEYANCE


    THIS CONVEYANCE, dated the 28th day of February, 1989, between The Standard Oil Company, an Ohio corporation known in Alaska as SOCO INC. (Grantor) and the BP Prudhoe Bay Royalty Trust, a business trust under the Delaware Trust Act administered under the terms of the BP Prudhoe Bay Royalty Trust Agreement among The Standard Oil Company, BP Exploration (Alaska) Inc., The Bank of New York, Trustee, and F. James Hutchinson, Co-trustee (Grantee).

                          WITNESSETH:

    WHEREAS, Grantor is the owner of a certain Royalty Interest covering certain lands and leases situated in the Prudhoe Bay area of the State of Alaska more fully described in Exhibit A to this Conveyance; and

    WHEREAS, Grantor desires to transfer and convey the Royalty Interest unto Grantee as of the Effective Date herein provided; and

    WHEREAS, Grantee desires to accept the Royalty Interest as of the Effective Date herein provided;

    NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements herein contained, the parties hereto agree as follows:

                          SECTION ONE

                          DEFINITIONS

    For the purposes of this Conveyance, the following words, terms and phrases shall have the following meanings:

    Conveyance shall mean this Trust Conveyance.

    Effective Date shall mean 12:01 o'clock A.M. Alaska Time Zone on February 28, 1989.

    Grantee shall mean the BP Prudhoe Bay Royalty Trust while it owns all or any part of or interest in the Royalty Interest and any other Person or Persons who acquire legal title to all or any part of or interest in the Royalty Interest.

    Grantor shall mean The Standard Oil Company, an Ohio corporation known in Alaska as SOCO Inc.

    Leases shall have the meaning stated in the Overriding Royalty
Conveyance.

    Overriding Royalty Conveyance Grantee shall have the same meaning as the definition of "Grantee" set forth in the Overriding Royalty Conveyance.

    Overriding Royalty Conveyance Grantor shall have the same meaning as the definition of "Grantor" set forth in the Overriding Royalty Conveyance.

    Overriding Royalty Conveyance shall mean that certain Overriding Royalty Conveyance dated February 27, 1989, executed and delivered by BP Exploration (Alaska) Inc., as Grantor, and The Standard Oil Company, as Grantee, covering certain lands and leases situated in the Prudhoe Bay area of the State of Alaska more particularly described in Exhibit A to the Overriding Royalty Conveyance. A copy of the Overriding Royalty Conveyance is attached hereto as Exhibit B. The Overriding Royalty Conveyance is recorded in Book 54, Pages 469-495, Barrow Recording District.

    Person shall mean an individual, corporation, partnership, trust, estate or other entity, organization or association.

    Royalty Interest shall mean the overriding royalty interest conveyed to Overriding Royalty Conveyance Grantee by the Overriding Royalty Conveyance.

    Subject Interests shall have the meaning stated in the Overriding Royalty Conveyance.

                          SECTION TWO

                           CONVEYANCE

    Grantor, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration to it paid by Grantee, the receipt and sufficiency of which are hereby acknowledged, by these presents does hereby bargain, sell, grant, convey, transfer, assign, set over and deliver unto Grantee, its successors and assigns the Royalty Interest and all rights and benefits to which Overriding Royalty Conveyance Grantee is entitled under or pursuant to the Overriding Royalty Conveyance (including, without limitation, the rights and benefits arising out of the covenants, representations, warranties and indemnities made by Overriding Royalty Conveyance Grantor to or for the benefit of Overriding Royalty Conveyance Grantee pursuant to the Overriding Royalty Conveyance), to have and to hold forever.

                         SECTION THREE

                    COVENANTS AND WARRANTIES

    Grantor hereby covenants and warrants that it is a corporation duly organized, validly existing, and in good standing under the laws of the State of Ohio, is qualified to transact business and is in good standing in the State of Alaska, and is qualified with the Alaska Department of Natural Resources to hold interests in state oil and gas leases; that it has the legal right and authority to bargain, grant, sell, convey, transfer, assign, set over and deliver the Royalty Interest to Grantee and that it has legal right and authority to execute, deliver and perform this Conveyance; that the execution, delivery and performance of this Conveyance by it (i) does not require the consent of any other Person; (ii) does not require any action by or filing with any governmental body, agency, or official that has not been accomplished, other than the filings which may be required under the terms of the Leases and the terms of the applicable statutes of the State of Alaska and the administrative regulations of the Alaska Department of Natural Resources, which filings will be promptly made by Grantor upon the execution of this Conveyance; and, (iii) will not violate or conflict with any law, statute, regulation, agreement, judgment, injunction, order, decree or other instrument to which Grantor is subject or is party or by which Grantor or the Leases or the Subject Interests are bound; and that this Conveyance is a valid and binding agreement of Grantor, enforceable against Grantor in accordance with its terms. Grantor hereby binds itself and its successors and assigns to forever defend the title to the Royalty Interest unto Grantee and its successors and assigns against every Person claiming the same or any part thereof by, through or under Grantor, but not otherwise. This Conveyance is made with full substitution and subrogation of Grantee in and to all covenants, representations and warranties by others heretofore given or made in respect of the Leases or the Subject Interests.

                          SECTION FOUR

                         MISCELLANEOUS

    Section 4.1 Further Assurances. Should any additional instruments of assignment or conveyance be required to describe more specifically any interests subject hereto, or to vest in Grantee the benefit of all covenants, representations, warranties and indemnities by others heretofore given or made in respect of the Royalty Interest or the Leases or the Subject Interests (including, without limitation, those made by Overriding Royalty Conveyance Grantor to or for the benefit of Overriding Royalty Conveyance Grantee pursuant to the Overriding Royalty Conveyance), Grantor agrees to execute and deliver the same. Also, if any other or additional instruments are required in connection with the transfer of the Royalty Interest to comply with applicable law or regulations, Grantor will execute and deliver the same.

    Section 4.2 Notices. Any notice, request, demand, report, statement or other instrument which may be required or permitted to be given to any party hereto or other Person succeeding to any interest of a party hereto shall be deemed sufficiently given if in writing and delivered to such party or Person or to an officer of such party or Person or deposited in the United States mail in a sealed envelope, first class mail, with postage prepaid, addressed to such party or Person at its or his address stated in this Conveyance, or at such other address as the party or Person to be addressed shall have designated by written notice to each other party or Person. Each party's proper address shall be deemed to be that set forth herein below until such party gives to the other party, in the manner above prescribed, notice of a new address, after which such address shall be deemed the proper address until changed in like manner. Notice shall be deemed given when actually received by the party or Person to which such notice was intended.

    Grantor:    The Standard Oil Company
                200 Public Square
                Cleveland, Ohio 44114-2375

    Grantee:    BP Prudhoe Bay Royalty Trust,
                The Bank of New York, Trustee
                21 West Street, 12th Floor
                New York, New York 10286
                Attention:  Corporate Trust Department

    Section 4.3 Binding Effect. This Conveyance and all of the rights and obligations hereunder shall bind and inure to the benefit of the successors and assigns of Grantor and Grantee.

    Section 4.4 Headings for Convenience. The headings used in this Conveyance are inserted for convenience only and shall be disregarded in construing this Conveyance.

    Section 4.5 Counterparts.  This Conveyance may be executed in several
original counterparts.   Each such counterpart shall for all purposes be
deemed an original, and all such counterparts shall constitute but one and the same Conveyance.

    Section 4.6 Governing Law. The validity, effect and construction of this Conveyance shall be governed by the laws of the State of Alaska.

    IN WITNESS WHEREOF, the parties hereto have caused this Conveyance to be duly executed as of the day and year first written.


                                     GRANTOR:


Attest:                              The Standard Oil Company


/s/ J.M. Cesarik                     By /s/ J.H. Ross
----------------------------            ---------------------
J.M. Cesarik,                        J.H. Ross, Chairman and
Corporate Secretary                  Chief Executive Officer


                                     GRANTEE:

Attest:                              BP PRUDHOE BAY ROYALTY TRUST


/s/ David G. Sampson                 By /s/ W.N. Gitlin
----------------------------            -------------------------
David G. Sampson                     Walter N. Gitlin
Assistant Vice President             Assistant Vice President
                                     The Bank of New York, Trustee

                         ACKNOWLEDGMENT


STATE OF OHIO       )
                    ) ss
COUNTY OF CUYAHOGA  )


    Before me, a notary public, in and for said county, personally appeared J.H. Ross and J.M. Cesarik, known to me to be the persons who, as Chairman and Chief Executive Officer and Corporate Secretary, respectively, of The Standard Oil Company, the corporation which executed the foregoing instrument, signed the same, and acknowledged to me that they did so sign said instrument in the name and upon behalf of said corporation as such officers, respectively; that the same is their free act and deed as such officers, respectively, and the free and corporate act and deed of said corporation; that they were duly authorized thereunto by its board of directors; and that the seal affixed to said instrument is the corporation seal of said corporation. In testimony whereof, I have hereunto subscribed my name, and affixed my official seal, at Cleveland, Ohio, this ___ day of _____________, 1989.


[SEAL]                                 /s/ JoAnn Motuza
                                       -----------------------------
                                       Notary Public in and for Ohio

                                       My Commission Expires:

                                            JoANN MOTUZA
                                    Notary Public, State of Ohio
                                    Recorded in Cuyahoga County
                                     My Comm. Expires 9-14-92

STATE OF NEW YORK   )
                    )  ss
COUNTY OF NEW YORK  )



    Before me, a notary public, in and for said county, personally appeared Walter N. Gitlin and David C. Sampson, known to me to be the persons who, as Assistant Vice Presidents of The Bank of New York, the corporation which executed the foregoing instrument, signed the same, and acknowledged to me that they did so sign said instrument in the name and upon behalf of said corporation as such officers; that the same is their free act and deed as such officers, and the free and corporate act and deed of said corporation; that they were duly authorized thereunto by its board of directors; and that the seal affixed to said instrument is the corporation seal of said corporation. In testimony whereof, I have hereunto subscribed my name, and affixed my official seal, at New York, New York this 23rd day of February, 1989.


                                       /s/ Virginia Barazotti
                                       ---------------------------------
                                       Notary Public in and for New York

                                       My Commission Expires:

                                         VIRGINIA BARAZOTTI
                                 Notary Public, State of New York
                                          No. 42-4734842
                                    Qualified in Queens County
                               Certificate filed in New York County
                                 Commission Expires Nov. 30, 1989

                           EXHIBIT A

                        TRUST CONVEYANCE

                        STATE OF ALASKA



                                           ORCG's       Recorded
PBU      Lease        Lands                Working      Book/
Tract    Serial No.   Description          Interest*    Page**

16       ADL-25637    Secs. 13,24           50%         42/609
                      T12N-R10E, UM

47       ADL-28260    Secs. 1,2,11,12      100%***      52/40
                      T11N-R13E, UM

25       ADL-28277    Secs. 26,35,36       100%***      52/44
                      T12N-R13E, UM

24       ADL-28278    Secs. 27,28,33,34    100%***      52/50
                      T12N-R13E, UM

23       ADL-28279    Secs. 29,30,31,32    100%***      52/56
                      T12N-R13E, UM

44       ADL-28280    Secs. 1,2,11,12      100%***      52/62
                      T11N-R13E, UM

45       ADL-28281    Secs. 3,4,9,10       100%***      52/68
                      T11N-R13E, UM

46       ADL-28282    Secs. 5,6,7,8        100%***      52/74
                      T11N-R13E, UM

57       ADL-28283    Secs. 17,18,19,20    100%***      52/80
                      T11N-R13E, UM

58       ADL-28284    Secs. 15,16,21,22    100%***      52/86
                      T11N-R13E, UM

59       ADL-28285    Secs. 13,14,23,24    100%***      52/92
                      T11N-R13E, UM

76       ADL-28286    Secs. 25,26,35,36    100%***      52/98
                      T11N-R13E, UM                     29/178

77       ADL-28287    Secs. 27,28,33,34    100%***      47/235
                      T11N-R13E, UM

60       ADL-28305    Secs. 17,18,19,20    100%***      47/223
                      T11N-R14E, UM

74       ADL-28309    Secs. 27,28,33,34    100%***      42/336
                      T11N-R14E, UM

75       ADL-28310    Secs. 29,30,31,32    100%***      47/241
                      T11N-R14E, UM

90       ADL-28311    Secs. 1,2,11,12      100%***      47/229
                      T10N-R14E, UM

89       ADL-28312    Secs. 3,4,9,10       100%***      52/104
                      T10N-R14E, UM

101      ADL-28315    Secs. 13,14,23,24    100%***      52/110
                      T10N-R14E, UM

38       ADL-28320    Secs. 1,2,11,12      100%***      47/199
                      T11N-R15E, UM

100      ADL-28330    Secs. 17,18,19,20    100%***      52/116
                      T10N-R15E, UM

99       ADL-28331    Secs. 15,16,21,22    100%***      52/122
                      T10N-R15E, UM

110      ADL-28333    Secs. 25,26,35,36    100%***      42/341
                      T10N-R15E, UM

108      ADL-28335    Secs. 29,30,31,32    100%***      52/128
                      T10N-R15E, UM

66       ADL-28339    Secs. 17,18,19       100%***      47/193
                      T11N-R16E, UM

69       ADL-28343    Secs. 30,31,32       100%***      42/356
                      T11N-R16E, UM

111      ADL-28349    Secs. 29,30,31       100%***      42/370
                      T10N-R16E, UM

31       ADL-34630    Secs. 25,26,35,36    100%***      47/205
                      T12N-R15E, UM

*   "OCRG" means Overriding Royalty Conveyance Grantor.

** All book and page references are to the lease records of the Noatak-Kobuk Recording District, except: (i) Lease ADL 25637 is recorded in the Miscellaneous Records of the Fairbanks Recording District; and (ii) Lease ADL 28286 is recorded both in the Lease Records of the Noatak-Kobuk Recording District (Book 52/page 98) and the Lease Records of the Fairbanks Recording District (Book 29/page 178).

*** The interest of BP Exploration (Alaska) Inc. in these leases is subject to the "Net Profits Royalty Interest" (excluding the "Lower Net Profits Royalty Interest")(as said terms are defined in the Overriding Royalty Conveyance.